Exhibit 10.10

RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE VIVENTIA BIO INC. EQUITY INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made by and between Viventia Bio Inc. (the “Company”) and Stephen Hurly (the “Participant”) as of this 11th day of December 2014 (the “Effective Date”)

WHEREAS, the Company maintains the Viventia Bio Inc. Equity Incentive Plan (the “Plan”) for the benefit of its service providers; and

WHEREAS, the Plan permits the grant of Restricted Stock Units; and

WHEREAS, in order to compensate the Participant for his service to the Company, the Company grants this Award of Restricted Stock Units subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.                                      Award of Restricted Stock Units.  The Company hereby awards the Participant 1.444,445 Restricted Stock Units, subject to the restrictions and on the terms and conditions set forth in this Agreement (the “Restricted Stock Units”). The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Except as otherwise provided herein, capitalized terms herein will have the same meaning as defined in the Plan.

2.                                      Vesting of Restricted Stock Units. The Restricted Stock Units are subject to a Restriction Period until they become vested in accordance with this Section 2. The Restricted Stock Units are subject to the restrictions on transfer as set forth in Section 13 of the Plan.

(a)                                 Provided the Participant remains in continuous service with the Company through the applicable vesting date, the Restricted Stock Units will become fully vested as follows:

(i)                                     50% of the Restricted Stock Units will vest on the first to occur of (I) the date that the Company or one of its Affiliates has completed an initial public offering or (II) the date that the Company raises sufficient capital through capital raises, which in either case, provides for at least three years of the Company’s operating budget which is currently anticipated to be in the range of $50,000,000 (as determined by the Committee); and

(ii)                                  50% of the Restricted Stock Units will vest on December 3, 2015 (the “Second Vesting Date”), provided that the Committee has reasonably determined that the Participant’s performance from the date hereof through the Second Vesting Date has been satisfactory (including a determination that the goal set forth in Section 2(a)(i) has been satisfied).

(iii)                               All unvested Restricted Stock Units shall become vested upon the date of a Change in Control.

(b)                                 Upon cessation of the Participant’s employment for any reason, any Restricted Stock Units which then remain unvested will immediately and automatically, without any action on the part of the Company, be forfeited, and the Participant will have no further rights with respect to those shares.

3.                                      Distribution of Shares.

(a)                                 The vested Restricted Stock Units will be delivered to the Participant upon the first to occur of (X) March 1, 2019, (Y) the date a Change in Control occurs or (Z) the date of the Participant’s termination of service with the Company (as applicable, the “Delivery Date”). Upon the Delivery Date  (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such share, including by the Participant requesting that the Company withhold such number of Restricted Stock Units in accordance with Section 14 of the Plan), the Company will issue shares of Common Stock to the Participant with respect to the Restricted Stock Units that are to be delivered. Such shares may be issued in the Participant’s name by issuance of a stock certificate or certificates or through book entry.

(b)                                 Notwithstanding any provision of this Agreement, if, a Delivery Date is to be made in accordance with Section 3(a)(Z) above, and if as of such date of the Participant is “specified employee” (within the meaning of Section 409 A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder (“Section 409A”)), then, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409 A with respect to the delivery of the shares of Common Stock underlying the Restricted Stock Units due to the Participant, then notwithstanding any other provision of this Agreement, any such shares of Common Stock underlying the Restricted Stock Units will be deferred without interest and distributed to the Participant six months following the Participant’s “separation from service” or immediately to his beneficiary(ies) in the event of his death during such period.

(c)                                  The Company may also condition delivery of certificates underlying the Restricted Stock Units upon receipt from the Participant of any undertakings that it may determine are appropriate to facilitate compliance with applicable securities laws.

4.                                      Rights of Participant During Restricted Period. The Participant will not have any right to vote the Restricted Stock Units during the Restricted Period.   The Participant will have the right to receive dividends and distributions with respect to the Restricted Stock Units; provided, however, any such cash dividends or distributions will be deemed reinvested in additional Restricted Stock Units and such dividends or distributions will be delivered to the Participant only if and when the Restricted Stock Units giving rise to such dividends or distributions become vested pursuant to Section 2 hereof and become delivered in accordance with Section 3 hereof.

5.                                      Securities Laws. The Committee may from time to time impose any conditions on the Restricted Stock Units as it deems necessary or advisable to ensure that the Restricted Stock Units or any shares of Common Stock issued with respect to the Restricted Stock Units are issued and sold in compliance with the requirements of any stock exchange or quotation system upon which the shares are then listed or quoted and all other applicable laws.

6.                                      Tax Consequences. The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant, vesting or delivery of the Restricted Stock Units. The Participant has had the opportunity to review with his or her own tax advisors the applicable tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company)

shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

7.                                      The Plan. This Award of Restricted Stock Units is subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, a copy of which has been provided to the Participant. All questions of interpretation and application of the Plan shall be determined by the Committee and any such determination shall be final, binding and conclusive.

8.                                      Consent to Electronic Delivery. The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations).  For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.

9.                                      Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature.

10.                               Amendment. Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.

11.                               Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company’s duly authorized representative and the Participant have each executed this Restricted Stock Unit Award Agreement on the respective date below indicated.

VIVENTIA BIO INC.

By:	/s/ Leslie Dan
Name:	Leslie Dan
Title:	President
Date:	December 12, 2014

STEPHEN HURLY

Signature:	/s/ Stephen Hurly
Date:	December 12, 2014